Exhibit 99.1

MEDICUS PHARMA LTD. ANNOUNCES $8.0 MILLION
NON-DILUTIVE DEBENTURE FINANCING

The Company plans to use the proceeds to accelerate the development of Teverelix, a next generation GnRH Antagonist, as a first in class market product for Acute Urinary Retention (AURr) and high CV risk Prostate Cancer collecting representing ~ $6 billion in potential market opportunity

Philadelphia, PA - September 18, 2025 - Medicus Pharma Ltd. (NASDAQ: MDCX) ("Medicus" or the "Company"), a biotech/life sciences company focused on advancing the clinical development programs of novel and disruptive therapeutics assets, is pleased to announce that it has entered into a purchase agreement (the "Purchase Agreement") with YA II PL, Ltd. ("Yorkville"), an investment fund managed by Yorkville Advisors Global, LP, pursuant to which the Company has issued and Yorkville has purchased a non-dilutive debenture (the "Debenture") in $8.0 million principal amount.

The Debenture, which is guaranteed by each of the Company's subsidiaries, bears interest at an annual rate of 8%, matures twelve months from the date of issuance and is repayable in monthly installments together with accrued and unpaid interest, with all remaining principal and interest due and payable on the maturity date.  Certain payments on the Debenture may be withheld by Yorkville from the proceeds of the previously announced standby equity purchase agreement (the "SEPA") between the Company and Yorkville.

The Company may redeem the Debenture, in whole or in part, at any time prior to maturity, at face value plus accrued and unpaid interest.  Pursuant to the Purchase Agreement, Yorkville may require the Company to redeem all or a portion of the Debenture with the proceeds of any equity financing, other than the SEPA, undertaken by the Company during the term of the Debenture.

The Debenture refinances approximately $1.7 million aggregate principal amount of debentures that the Company issued, and Yorkville purchased in May and June of 2025, and that remain outstanding.  Net proceeds to the Company after the refinancing, original issue discount and payment of fees are approximately $5.7 million.

The Debenture includes customary events of default and restrictive covenants, including limitations on incurrence of debt and liens by the Company and its subsidiaries.  If an event of default occurs, the interest rate on the Debenture increases to 18% until the event of default is cured.

The Company, amongst other things, plans to use the proceeds to accelerate the development of Teverelix, a next generation GnRH Antagonist, as a first in class market product for Acute Urinary Retention (AURr) and high CV risk Prostate Cancer, collectively representing ~$6 billion in potential market opportunity.

The foregoing does not purport to be a complete description of the Debenture, the Purchase Agreement or the related guaranty and is qualified in its entirety by reference to the full text of the Debenture, the Purchase Agreement and the global guaranty agreement related thereto, each of which will be available under the Company's profile on EDGAR and on SEDAR+.

For further information contact:

Carolyn Bonner, President

(610) 636-0184

cbonner@medicuspharma.com

Anna Baran-Djokovic, SVP Investor Relations

(305) 615-9162

adjokovic@medicspharma.com

About Medicus Pharma Ltd.

Medicus Pharma Ltd. (Nasdaq: MDCX) is a biotech/life sciences company focused on accelerating the clinical development programs of novel and potentially disruptive therapeutics assets. The Company is actively engaged in multiple countries, spread over three continents.

SkinJect Inc. a wholly owned subsidiary of Medicus Pharma Ltd., is a development stage, life sciences company focused on commercializing novel, non-invasive treatment for basal cell skin cancer using a patented dissolvable microneedle patch to deliver a chemotherapeutic agent to eradicate tumors cells. The Company completed a phase 1 safety & tolerability study (SKNJCT-001) in March of 2021, which met its primary objective of safety and tolerability; the study also describes the efficacy of the investigational product D-MNA, with six (6) participants experiencing complete response on histological examination of the resected lesion. The Company is currently conducting a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-003) in the United States and Europe. The Company has also commenced a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-004) in the United Arab Emirates.

In August 2025, the Company announced its entry into a non-binding memorandum of understanding (the "MoU") with Helix Nanotechnologies, Inc. ("HelixNano"), a Boston Based biotech company focused on developing a proprietary advanced mRNA platform, in respect of their shared mutual interest in the development or commercial arrangement contemplated by the MoU. The MoU is non-binding and shall not be construed to obligate either party to proceed with a joint venture or any further development or commercial arrangement, unless and until definitive agreements are executed.

In August 2025, the Company completed the acquisition of Antev, a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as a first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate.

Antev's flagship drug candidate is Teverelix trifluoroacetate (Teverelix TFA), a long-acting gonadotrophin-releasing hormone (GnRH) antagonist. Unlike GnRH agonists, which can cause an initial surge in testosterone levels, Teverelix directly suppresses sex hormone production without this surge, potentially reducing cardiovascular risks. This mechanism is particularly beneficial for patients with existing cardiovascular conditions. Teverelix is formulated as a microcrystalline suspension, allowing for sustained release and a six-week dosing interval, which may improve patient compliance and outcomes.

In September 2020, Antev completed a Phase 1 clinical trial in which Teverelix was shown to be well tolerated with no dose-limiting toxicities and demonstrated rapid testosterone suppression. The study included 48 healthy male volunteers. In February 2023, Antev also completed a Phase 2a study in fifty (50) patients with advanced prostate cancer (APC), where Teverelix achieved the primary endpoint of greater than 90% probability of castration levels of testosterone suppression (97.5%) but the secondary endpoint of maintaining this rate above 90% was not met with the probability dropping to 82.5% by Day 42.

In January 2023, the FDA, reviewed the Phase 1 and Phase 2a data and provided written guidance on Antev's proposed Phase 3 trial design for Teverelix. This milestone supports the Company's clinical plans to develop Teverelix as a treatment for advanced prostate cancer patients with increased cardiovascular risk.

In December 2023, FDA approved the Phase 2b study design in advanced prostate cancer covering 40 patients.

In November 2024, FDA approved the Phase 2b study design in acute urinary retention covering 390 patients.

Cautionary Notice on Forward-Looking Statements

Certain information in this news release constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, the potential early redemption of the amounts outstanding under the Debenture, by either the Company or Yorkville, the terms and conditions of the Debenture, the expected use of proceeds to, among other things, accelerate the development of Teverelix plans and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of Teverelix for AURr and high CV risk prostate cancer, and the potential market opportunities related thereto, the MOU, including the potential signing of definitive agreements between Medicus and HelixNano and the development of thermostable infectious diseases vaccines by combining HelixNano's proprietary mRNA vaccine platform with Medicus's proprietary microneedle array (MNA) delivery platform, the Company's aim to fast-track the clinical development program and convert the SKNJCT-003 exploratory clinical trial into a pivotal clinical trial, and approval from the FDA and the timing thereof, plans and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of SkinJect through SKNJCT-003 and SKNJCT-004, and the potential market opportunities related thereto, the commencement of the SKNJCT-004 study and the potential results of and benefits of such study. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "could," "designed," "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target", "potential" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's annual report on form 10-K for the year ended December 31, 2024 (the "Annual Report"), and in the Company's other public filings on EDGAR and SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. . Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.